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                                AMENDMENT NO. 7

                         TO THE ARCO CHEMICAL COMPANY

                         1990 LONG-TERM INCENTIVE PLAN


          The ARCO Chemical Company 1990 Long-Term Incentive Plan ("Plan"), as amended, is hereby amended as follows:

Article II, Section 2(f) of the Plan is amended to read as follows:

          "(f)  Termination of Employment If an optionee's employment is
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terminated prior to the expiration of the vesting period prescribed by the
Long-Term Incentive Plan Administration Subcommittee with respect to any granted Stock Option, such Stock Option, and accumulated DSCs pertaining thereto, shall be cancelled unless the optionee's termination is due to (i) death, (ii) total and permanent disability, (iii) termination of employment with a right to an immediate allowance under a retirement plan of the Employer, or (iv) any other termination of employment in connection with which the Subcommittee, in its sole discretion, has determined that the optionee's Stock Options shall not be cancelled.

                If an optionee's employment is terminated following the expiration of the vesting period prescribed by the Long-Term Incentive Plan Administration Subcommittee with respect to any granted Stock Option, such Stock Option, and accumulated DSCs pertaining thereto, shall be cancelled if the termination is due to (i) discharge for cause, (ii) resignation without approval of the Employer (except in conjunction with a right to an immediate allowance under a retirement plan of the Employer) or (iii) resignation at the initiation of the Employer (except in conjunction with a right to an immediate allowance under a retirement plan of the Employer, an economic layoff or a reduction in force).

                                 EXHIBIT 10.4
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     Except as set forth herein, the Plan shall not be amended or modified and shall remain in full force and effect.

Executed this 29th day of July 1997.
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ATTEST                                  ARCO CHEMICAL COMPANY



BY:/s/ Valerie H. Perry                 BY:/s/ Frank W. Welsh
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                                             Frank W. Welsh
                                             Vice President - Human Resources